Exhibit 99.2

Amesite Interview to Air on Bloomberg US on the RedChip Money Report®

ANN ARBOR, Mich., Feb. 19, 2021 -- Amesite Inc. (Nasdaq: AMST), a high-tech artificial intelligence software company offering a cloud-based platform and content creation services for business, university and K-12 learning and upskilling, announced today that an interview with its founder and CEO Dr. Ann Marie Sastry will air on The RedChip Money Report® on Bloomberg TV in the US on Saturday, February 20 at 7 p.m. local time in 73M homes across the United States. The RedChip Money Report® also airs on Bloomberg International in Europe in 100M homes at 6 pm local time on Sundays.

In the exclusive interview, Sastry discusses how Amesite is bringing schools and universities into the digital age along with recent company developments and milestones. To view the interview segment, visit: https://youtu.be/__f9NYSYAzo

“The RedChip Money Report” delivers insightful commentary on small-cap investing, interviews with Wall Street analysts, financial book reviews, as well as featured interviews with executives of public companies.

About Amesite Inc.
Amesite is a high-tech artificial intelligence software company offering a cloud-based platform and content creation services for business, university and K-12 learning and upskilling. Amesite-offered courses and programs are branded to our customers. For more information, visit www.Amesite.com.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
INVESTOR RELATIONS:
Dave Gentry, CEO
RedChip Companies Inc.
407-491-4498
dave@redchip.com

Media Contact – Robert Busweiler – busweiler@sunshinesachs.com